Exhibit 1.1

DELEK LOGISTICS PARTNERS, LP

Common Units Representing Limited Partner Interests

Having an Aggregate Offering Price of up to

$100,000,000

EQUITY DISTRIBUTION AGREEMENT

November 14, 2022

RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, New York 10281

Ladies and Gentlemen:

Delek Logistics Partners, LP, a Delaware limited partnership (the “Partnership”), and Delek Logistics GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner” and, together with the Partnership, the “Partnership Parties”), confirm this agreement (this “Agreement”) with RBC Capital Markets, LLC (the “Manager”) as follows:

The Partnership Parties, Delek Logistics Operating, LLC, a Delaware limited liability company (the “OLLC”), Delek Logistics Finance Corp., a Delaware corporation (“Finance Corp.”), Delek Marketing GP, LLC, a Delaware limited liability company (“Marketing GP”), Paline Pipeline Company, LLC, a Texas limited liability company (“Paline”), Magnolia Pipeline Company, LLC, a Delaware limited liability company (“Magnolia”), SALA Gathering Systems, LLC, a Texas limited liability company (“SALA Gathering”), El Dorado Pipeline Company, LLC, a Delaware limited liability company (“El Dorado”), DKL Transportation, LLC, a Delaware limited liability company (“DKL Transportation”), DKL Caddo, LLC, a Delaware limited liability company (“DKL Caddo”), DKL RIO, LLC, a Delaware limited liability company (“DKL RIO”), DKL Permian Gathering, LLC, a Texas limited liability company (“DKL Permian”), DKL Pipeline, LLC, a Delaware limited liability company (“DKL Pipeline”), DKL Big Spring, LLC, a Delaware limited liability company (“Big Spring”), Delek Marketing & Supply, LP, a Delaware limited partnership (“Marketing LP”), Delek Crude Logistics, LLC, a Texas limited liability company (“Crude Logistics”), Delek Marketing-Big Sandy, LLC, a Texas limited liability company (“Big Sandy”), Caddo Pipeline LLC, a Delaware limited liability company (“Caddo Pipeline”), Andeavor Logistics RIO Pipeline, LLC, a Delaware limited liability company (“Andeavor”), Red River Pipeline Company LLC, a Delaware limited liability company (“Red River”), and the Acquired Companies (as defined below) are collectively referred to herein as the “Partnership Entities.”

On June 1, 2022, DKL Delaware Gathering, LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership (“DKL Gathering”), consummated the acquisition from 3 Bear Energy – New Mexico LLC of all of the limited liability company interests in DKL Delaware Holding – NM, LLC, formerly known as 3 Bear Delaware Holding – NM, LLC, a

Delaware limited liability company (“Delaware Holding”), which in turn owns 100% of the limited liability company interests in DKL Delaware Operating - NM, LLC, formerly known as 3 Bear Delaware Operating – NM, LLC, a Delaware limited liability company (“Delaware Operating”), which in turn owns 100% of the limited liability company interests in each of: (i) DKL Delaware Marketing, LLC, formerly known as 3 Bear Delaware Marketing, LLC, a Delaware limited liability company, (ii) DKL Energy – Cottonwood, LLC, formerly known as 3 Bear Energy – Cottonwood, LLC, a Delaware limited liability company, (iii) DKL Energy – Lynch, LLC, formerly known as 3 Bear Energy – Lynch, LLC, a Delaware limited liability company, (iv) DKL Field Services, LLC, formerly known as 3 Bear Field Services, LLC, a Delaware limited liability company, (v) DKL G&P Solutions, LLC, formerly known as 3 Bear G&P Solutions, LLC, a Delaware limited liability company, (vi) DKL Hat Mesa II – NM, LLC, formerly known as 3 Bear Hat Mesa II – NM, LLC, a Delaware limited liability company, and (vii) DKL Neptune Recycling, LLC, formerly known as Neptune Recycling, LLC, a Delaware limited liability company (collectively, each of (i) – (vii) are herein referred to as the “Acquired Subsidiaries”). The Acquired Subsidiaries, together with Delaware Holding and Delaware Operating, are collectively referred to herein as the “Acquired Companies” and individually as an “Acquired Company.”

As used in this Agreement:

“General Disclosure Package” means the Base Prospectus, any Permitted Free Writing Prospectus issued at or prior to the Execution Time and listed on Schedule A, considered together.

“Rule 433,” including without limitation any “free writing prospectus” (as defined in Rule 405 of the Act (“Rule 405”)) relating to the Units that is (i) required to be filed with the Commission by the Partnership, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Units or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g).

SECTION 1.    Description of Units. The Partnership may, from time to time during the term of this Agreement, issue and sell through or to the Manager, as sales agent and/or principal, common units representing limited partnership interests in the Partnership (the “Common Units”), having an aggregate offering price of up to $100,000,000 (the “Units”) on the terms and subject to the conditions set forth herein. The Partnership Parties agree that, whenever the Partnership determines to sell Units directly to the Manager as principal, the Partnership Parties will enter into a separate agreement (each, a “Terms Agreement”), in form and substance mutually satisfactory to the Partnership Parties and the Manager, relating to such sale in accordance with Section 3 hereof.

The Partnership has filed not earlier than three years prior to the date hereof (the “Execution Date”), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”), a registration statement (File No. 333–264300) on Form S-3, including a Base Prospectus (as defined below), which specifically relates to

Common Units which may be issued from time to time by the Partnership, and which incorporates by reference documents that the Partnership has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”).

The Partnership has prepared a Prospectus Supplement (as defined below) to the Base Prospectus which specifically relates to the Units. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, including the Base Prospectus, as amended at the time of such registration statement’s effectiveness or deemed effectiveness for purposes of Section 11 of the Act, as such section applies to the Manager, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the time of such registration statement’s effectiveness or deemed effectiveness for purposes of Section 11 of the Act, as such section applies to the Manager. Except where the context otherwise requires, “Base Prospectus,” as used herein, means the prospectus filed as part of the Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement. Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement relating to the Units, filed by the Partnership with the Commission pursuant to Rule 424(b) under the Act in connection with the offering of the Units. Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Base Prospectus. “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule A hereto. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act as of the date of such document. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing on or after the initial effective date of the Registration Statement, or the date of the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, as the case may be, of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”). “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

SECTION 2.    Representations and Warranties of the Partnership Parties. Each of the Partnership Parties, jointly and severally, hereby represents and warrants to, and agrees with, the Manager on and as of (i) the Execution Time, (ii) each date on which the Partnership Parties execute and deliver a Terms Agreement, (iii) the time of each sale of Units pursuant to this Agreement, (iv) each Settlement Date (as defined in Section 3(a)(iv)) and (v) each Bring-Down Delivery Date (as defined in Section 4(m)) (each such date listed in (i) through (v), a “Representation Date”), that:

(a)    Registration. The Partnership satisfies the conditions for the use of Form S-3 in connection with the offer and sale of the Units as contemplated hereby; the Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Registration Statement, at the Execution Time, at each other Representation Date, and at all times during which a prospectus is required by the Act to be delivered (whether physically deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, meets the requirements set forth in Rule 415(a)(1)(x). Copies of such Registration Statement and each of the amendments thereto have been delivered by the Partnership to the Manager.

(b)    No Stop Order. No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Act are pending before or, to the knowledge of the Partnership Parties, threatened by the Commission or by the state securities authority of any jurisdiction. The Commission has not issued any order preventing or suspending the use of any Prospectus Supplement or any Permitted Free Writing Prospectus and no proceeding for that purpose has been initiated or, to the knowledge of the Partnership Parties, threatened by the Commission.

(c)    Registration Statement and Prospectus Conform to the Act. On date hereof, the Registration Statement conformed, and, as then amended or supplemented, as of each other Representation Date will conform, in all material respects, to the applicable requirements of the Act. When the Prospectus is first filed in accordance with Rule 424(b) and as of each Representation Date, the Prospectus, as amended or supplemented, will conform, in all material respects to the applicable requirements of the Act and, except to the extent the Manager shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes as the Partnership has advised you, prior to the Execution Time, will be included or made therein. The Partnership meets, and at the time the Registration Statement was originally declared effective the Partnership met, the applicable requirements of Form S-3 under the Act.

(d)    Permitted Free Writing Prospectus. Each Permitted Free Writing Prospectus, if any, conformed or will conform in all material respects to the requirements of the Act on the date of first use, and the Partnership has complied with all prospectus delivery and filing requirements applicable to each such Permitted Free Writing Prospectus pursuant to the Act. The Partnership has not made any offer relating to the Units that would constitute a Permitted Free Writing Prospectus without the prior written consent of the Manager. The Partnership has retained, in accordance with the Act, all Permitted Free Writing Prospectuses, if any, that were not required to be filed pursuant to the Act.

(e)    No Material Misstatements or Omissions. As of its effective date, the Registration Statement did not and does not and will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of its date the Prospectus does not, and does not and will not, as then amended or supplemented, as of each Representation Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus, if any, identified on Schedule A hereto, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus listed on Schedule A, if any, hereto does not conflict with the information contained in the Registration Statement, and each such Permitted Free Writing Prospectus, as supplemented by and taken together with the Prospectus as of its date, did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(e) do not apply to statements or omissions in the Registration Statement, the General Disclosure Package or the Prospectus based upon information relating to the Manager furnished to the Partnership in writing by the Manager expressly for use therein.

(f)    Status under the Act. The Partnership is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Act. Any free writing prospectus that the Partnership is required to file pursuant to Rule 433(d) under the Act has been, or will be, filed with the Commission in accordance with the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Act or that was prepared by or on behalf of or used or referred to by the Partnership complies or will comply in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Except for the Permitted Free Writing Prospectuses, if any, identified in Schedule A hereto, and electronic road shows, if any, each furnished to the Manager before first use, the Partnership has not prepared, used or referred to, and will not, without the Manager’s prior consent, prepare, use or refer to, any free writing prospectus.

(g)    No Material Adverse Change. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, management, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Partnership Entities, taken as a whole (any such change is called a “Material Adverse Change”), from that set forth in the Registration Statement, the General Disclosure Package and the Prospectus. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, subsequent to the respective dates as of which such information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no loss or interference from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, except as will not result, or could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change.

(h)    Formation and Qualification of the Partnership Parties. Each of the Partnership Parties has been duly formed, is validly existing as a limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its formation, has the power and authority to own or lease, as the case may be, its property and to operate its properties and conduct its business as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification, all of such jurisdictions being listed on Schedule C hereto, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, result in a Material Adverse Change. The Partnership does not own or control, directly or indirectly, any corporation, partnership, limited liability company, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

(i)    Formation and Qualification of the Partnership Entities. Each of the Partnership Entities (other than the Partnership Parties) has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation, has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, result in a Material Adverse Change. Except as provided below in Section 2(q), Section 2(r), Section 2(s), Section 2(t), Section 2(u), Section 2(v) and Section 2(w), all of the issued shares of capital stock or other equity interests of each subsidiary of the Partnership have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Partnership, free and clear of all liens, mortgages, encumbrances, security interests, charges or other claims (“Liens”).

(j)    Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties. This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(k)    Authorized Capital Stock. The authorized capital stock of the Partnership conforms as to legal matters to the description thereof contained in each of the Registration Statement, the General Disclosure Package and the Prospectus.

(l)    Units. As of the Execution Date, there are 43,492,179 Common Units outstanding. The Common Units (including the Units) have been duly authorized and are validly issued, fully paid and nonassessable, except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (“LP Act”); and none of the outstanding Common Units (including the Units) was issued in violation of the preemptive or other similar rights of any securityholder of the Partnership.

(m)    No Conflicts and No Consents Required. The execution and delivery by the Partnership Parties of, and the performance by the Partnership Parties of their obligations under, this Agreement will not contravene any provision of (i) applicable law, (ii) the formation, governing or other organizational documents of any of the Partnership Entities, (iii) any agreement or other instrument binding upon any Partnership Entity that is material to the Partnership Entities, taken as a whole, or (iv) any judgment, order or decree of any regulatory body or governmental body, agency or court having jurisdiction over any Partnership Entity, except in the case of clauses (i) and (iv), as would not, individually or in the aggregate, result in a Material Adverse Change, or materially impair the ability of any of the Partnership Parties to perform their respective obligations under this Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Partnership Parties of their respective obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), in connection with the offer and sale of the Units.

(n)    No Violation, Breach or Default. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Partnership Entities is in (i) violation of its organizational documents, (ii) violation of any law, statute, regulation, ordinance, administrative or governmental rule or regulation applicable to it or of any order or decree of any court, regulatory body, governmental agency or body, arbitrator or other authority having jurisdiction over it, or (iii) breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation in the case of clause (ii) or (iii) would, if continued, individually or in the aggregate, result in a Material Adverse Change or materially impair the ability of any of the Partnership Entities to perform its respective obligations under this Agreement.

(o)    No Violation or Default. None of the Partnership Entities nor any of their respective subsidiaries are in violation or default of (i) any provision of its charter or bylaws or similar organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over it or any of its properties, as applicable, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, result in a Material Adverse Change.

(p)    General Partner’s Power and Authority. The General Partner has all requisite power and authority to act as the general partner of the Partnership in all material respects as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(q)    General Partner. The General Partner is the sole general partner of the Partnership with a non-economic general partner interest in the Partnership (the “General Partner Interest”); such General Partner Interest has been duly authorized and validly issued in accordance with the Partnership’s Second Amended and Restated Agreement of Limited Partnership, dated August 13, 2020 (the “Partnership Agreement”); and the General Partner owns such General Partner Interest free and clear of all Liens (except restrictions on transferability that may be imposed by federal or state securities laws or in the Partnership Agreement or as described in the Registration Statement, the General Disclosure Package and the Prospectus).

(r)    Membership Interests held by the Partnership. The Partnership owns all of the issued and outstanding membership interests of the OLLC; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the OLLC (as amended, the “OLLC LLC Agreement”), and are fully paid (to the extent required by the OLLC LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and with the exception of Liens arising under or securing the Fourth Amended and Restated Credit Agreement, dated as of October 13, 2022, by and among the Partnership, certain of the Guarantors (as defined therein), Fifth Third Bank, as administrative agent, and a syndicate of lenders (as may be amended, restated, modified or supplemented from time to time, the “Credit Agreement”), restrictions on transferability that may be imposed by federal or state securities laws or in the OLLC LLC Agreement or as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Partnership owns such membership interests free and clear of all Liens.

(s)    Equity Interests held by the Partnership. The Partnership owns all of the outstanding capital stock of Finance Corp.; such capital stock has been duly authorized and validly issued in accordance with the certificate of incorporation and bylaws of Finance Corp. and is fully paid and nonassessable; and with the exception of Liens arising under or securing the Credit Agreement, restrictions on transferability that may be imposed by federal or state securities laws or as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Partnership owns such capital stock free and clear of all Liens.

(t)    Membership Interests held by OLLC. The OLLC owns all of the issued and outstanding membership interests of Marketing GP, Paline, Magnolia, SALA Gathering, El Dorado, DKL Transportation, DKL Caddo, DKL RIO, DKL Permian,

DKL Pipeline, and Big Spring; such membership interests have been duly authorized and validly issued in accordance with the respective limited liability company agreements of Marketing GP, Paline, Magnolia, SALA Gathering, El Dorado, DKL Transportation, DKL Caddo, DKL RIO, DKL Pipeline, DKL Permian and Big Spring (collectively, the “Operating Subsidiary LLC Agreements”) and are fully paid (to the extent required by the respective Operating Subsidiary LLC Agreements) and nonassessable (except as such nonassessability may be affected by (i) Sections 18-607 and 18-804 of the Delaware LLC Act, in the case of Marketing GP, El Dorado, Magnolia, DKL Transportation, DKL Caddo, DKL RIO, DKL Pipeline and Big Spring and (ii) the Texas Limited Liability Company Act (the “Texas LLC Act”) in the case of SALA Gathering, Paline and DKL Permian); and, with the exception of Liens arising under or securing the Credit Agreement, restrictions on transferability that may be imposed by federal or state securities laws or in the respective Operating Subsidiary LLC Agreements or as described in the Registration Statement, the General Disclosure Package and the Prospectus, the OLLC owns such membership interests free and clear of all Liens.

(u)    Limited Partner Interests held by the OLLC. The OLLC owns all of the issued and outstanding limited partner interests of Marketing LP; such limited partner interests have been duly authorized and validly issued in accordance with the agreement of limited partnership of Marketing LP (as amended, the “Marketing LP Partnership Agreement”), and are fully paid (to the extent required under the Marketing LP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the LP Act); and, with the exception of Liens arising under or securing the Credit Agreement, restrictions on transferability that may be imposed by federal or state securities laws or in the Marketing LP Partnership Agreement or as described in the Registration Statement, the General Disclosure Package and the Prospectus, the OLLC owns such limited partner interests free and clear of all Liens.

(v)    General Partner Interest held by Marketing GP. Marketing GP is the sole general partner of Marketing LP with a 1.0% general partner interest in Marketing LP; such general partner interest has been duly authorized and validly issued in accordance with the Marketing LP Partnership Agreement; and, with the exception of Liens arising under or securing the Credit Agreement, restrictions on transferability that may be imposed by federal or state securities laws or in the Marketing LP Partnership Agreement or as described in the Registration Statement, the General Disclosure Package and the Prospectus, Marketing GP LLC owns such general partner interest free and clear of all Liens.

(w)    Membership Interests held by Marketing LP. Marketing LP owns all of the issued and outstanding membership interests of Crude Logistics; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Crude Logistics (as amended, the “Crude Logistics LLC Agreement”) and are fully paid (to the extent required under the Crude Logistics LLC Agreement) and nonassessable (except as such nonassessability may be affected by the Texas LLC Act); and, with the exception of Liens arising under or securing the Credit Agreement, restrictions on transferability that may be imposed by federal or state securities laws or in the Crude Logistics LLC Agreement or as described in the Registration Statement, the General Disclosure Package and the Prospectus, Marketing LP owns such membership interests free and clear of all Liens.

(x)    Membership Interests held by Crude Logistics. Crude Logistics owns all of the issued and outstanding membership interests of Big Sandy; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Big Sandy (as amended, the “Big Sandy LLC Agreement”) and are fully paid (to the extent required under the Big Sandy LLC Agreement) and nonassessable (except as such nonassessability may be affected by the Texas LLC Act); and, with the exception of Liens arising under or securing the Credit Agreement, restrictions on transferability that may be imposed by federal or state securities laws or in the Big Sandy LLC Agreement or as described in the Registration Statement, the General Disclosure Package and the Prospectus, Crude Logistics owns such membership interests free and clear of all Liens.

(y)    Limited Liability Company Interests held by DKL Gathering. DKL Gathering owns all of the issued and outstanding limited liability company interests of Delaware Holding; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Delaware Holding (the “Delaware Holding LLC Agreement”) and are fully paid (to the extent required under the Delaware Holding LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and, with the exception of Liens arising under or securing the Credit Agreement, restrictions on transferability that may be imposed by federal or state securities laws or in the Delaware Holding LLC Agreement or as described in the Registration Statement, the General Disclosure Package and the Prospectus, DKL Gathering owns such limited liability company interests free and clear of all Liens.

(z)    Limited Liability Company Interests held by Delaware Holding. Delaware Holding owns all of the issued and outstanding limited liability company interests of Delaware Operating; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Delaware Operating (the “Delaware Operating LLC Agreement”) and are fully paid (to the extent required under the Delaware Operating LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and, with the exception of Liens arising under or securing the Credit Agreement, restrictions on transferability that may be imposed by federal or state securities laws or in the Delaware Operating LLC Agreement or as described in the Registration Statement, the General Disclosure Package and the Prospectus, Delaware Holding owns such limited liability company interests free and clear of all Liens.

(aa)    Limited Liability Company Interests held by Delaware Operating. Delaware Operating owns all of the issued and outstanding limited liability company interests of the Acquired Companies; such limited liability company interests have been duly authorized and validly issued in accordance with the respective limited liability company agreements of the Acquired Companies (collectively, the “Acquired

Companies LLC Agreements”) and are fully paid (to the extent required by the respective Acquired Companies LLC Agreements) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and, with the exception of Liens arising under or securing the Credit Agreement, restrictions on transferability that may be imposed by federal or state securities laws or in the respective Acquired Companies LLC Agreements or as described in the Registration Statement, the General Disclosure Package and the Prospectus, Delaware Operating owns such limited liability company interests free and clear of all Liens.

(bb)    Restrictions on Ownership of Securities. Other than: (i) the Partnership’s ownership of 100% of the outstanding capital stock of Finance Corp. and a 100% membership interest in the OLLC, (ii) the OLLC’s ownership of a 100% membership interest in each of Marketing GP, Paline, Magnolia, SALA Gathering, El Dorado, DKL Transportation, DKL Caddo, DKL RIO, DKL Permian, DKL Pipeline, Big Spring, and DKL Gathering, and a 99% limited partner interest in Marketing LP, (iii) Marketing GP’s ownership of a 1% general partner interest in Marketing LP, (iv) Marketing LP’s ownership of a 100% membership interest in Crude Logistics, (v) Crude Logistics’ ownership of a 100% membership interest in Big Sandy, (vi) DKL Gathering’s ownership of a 100% limited liability company interest in Delaware Holding, (vii) Delaware Holding’s ownership of a 100% limited liability company interest in Delaware Operating, (viii) Delaware Operating’s ownership of a 100% limited liability company interest in each of the Acquired Companies, (ix) DKL Caddo’s ownership of a 50% membership interest in Caddo Pipeline, (x) DKL RIO’s ownership of a 33% membership interest in Andeavor, and (xi) DKL Pipeline’s ownership of a 33% membership interest in Red River, no Partnership Entity owns, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than its ownership of the General Partner Interest, the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(cc)    Legal Proceedings. Except as otherwise described in the Registration Statement, the General Disclosure Package or the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the knowledge of the Partnership Entities, threatened (i) against or affecting any of the Partnership Entities, (ii) which has as the subject thereof any property owned or leased by the Partnership Entities, that, individually or in the aggregate, if determined adversely to such Partnership Entity, would result in a Material Adverse Change or would materially and adversely impair the power or ability of the Partnership Entities to consummate the transactions contemplated by each of the Registration Statement, the General Disclosure Package and the Prospectus or (iii) that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus and are not so described. There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or that are required to be filed as exhibits to the Registration Statement that are not so described or so filed as required.

(dd)    Investment Company Act. The Partnership Parties have been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder). None of the Partnership Entities is, and after giving effect to the offering and sale of the Units and the application of the proceeds therefrom as described in each of the Registration Statement, the General Disclosure Package and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act.

(ee)    Compliance with and Liability under Environmental Laws. Except as described in each of the Registration Statement, the General Disclosure Package and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change: (i) each of the Partnership Entities and its respective operations and facilities are in compliance with, and not subject to any known, unresolved liabilities under, applicable Environmental Laws (as defined below), which compliance includes, without limitation, having obtained and being in compliance with all permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of the Partnership Entities under applicable Environmental Laws; (ii) no Partnership Entity has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that any Partnership Entity is in violation of any Environmental Law; (iii) there is (A) no outstanding claim, action or cause of action under Environmental Law filed or known to be threatened to be filed with a court or governmental authority against any of the Partnership Entities, (B) no outstanding investigation pursuant to Environmental Law with respect to which any of the Partnership Entities has received written notice, and (C) no outstanding written notice or, to the knowledge of any Partnership Entity, threatened notice by any person or entity alleging actual or potential liability on the part of any Partnership Entity (or any person or entity whose liability under or pursuant to any Environmental Law any Partnership Entity has retained or assumed contractually or, to the knowledge of any Partnership Entity, by operation of law) based on or pursuant to any Environmental Law; (iv) no Partnership Entity is conducting or paying for, in whole or in part, any investigation, response or other corrective action required pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to, or have knowledge of being threatened with, any outstanding order, judgment, decree, or agreement which imposes any obligation or liability under any Environmental Law; and (v) no Lien has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by any Partnership Entity. Except as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, there are no proceedings that are pending, or that are known by the Partnership Entities to be contemplated, against the Partnership Entities under any Environmental Laws in which a governmental entity is also a party, other than such proceedings that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(ff)    Environmental Laws. For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, rules, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or, human health (to the extent related to exposure to Materials of Environmental Concern, as defined below), including those relating to (i) the Release of Materials of Environmental Concern; and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern. “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound or constituent, in any form, including without limitation, petroleum and petroleum products and per- and polyfluoroalkyl substances, subject to regulation or which can give rise to liability under any Environmental Law applicable to the business, operations or properties of any Partnership Entity. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection, migration or leaching into the Environment, or into, from or through any building, structure or facility.

(gg)    Periodic Review of Environmental Laws. In the ordinary course of its business, the Partnership conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Partnership Entities, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties under Environmental Laws). On the basis of such review and the amount of its established reserves, the Partnership has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change, except as described in each of the Registration Statement, the General Disclosure Package and the Prospectus.

(hh)    No Restrictions on Partnership Entities. None of the Partnership Entities are prohibited, directly or indirectly, from making any distributions on such Partnership Entity’s equity interests, from repaying to the Partnership or its affiliates any loans or advances to such Partnership Entity from the Partnership or its affiliates or from transferring any of such Partnership Entity’s property or assets to the Partnership or any other Partnership Entity, except (i) as described in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus (including any amendment or supplement thereto), (ii) such prohibitions mandated by the laws of each such Partnership Entity’s jurisdiction of formation and the Partnership Agreement and the organizational documents of such Partnership Entity, as applicable, (iii) such prohibitions arising under the debt agreements of such Partnership Entities, (iv) for such approval or other consent from governmental entities relating to restrictions on the transfer, pledge or other encumbrance of ownership or assets arising under federal, state or local laws applicable to natural gas storage and transportation assets and (v) where such prohibition would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(ii)    No Preemptive Rights. Except as described in the Registration Statement, the General Disclosure Package, the Prospectus, as contained in the relevant organizational documents of each of the Partnership Entities, or awards granted pursuant to employee benefit plans, (i) no person has the right, contractual or otherwise, to cause the Partnership to issue or sell to it any Common Units or other equity interests of the Partnership, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Common Units or other equity interests of the Partnership, and (iii) no person has the right to act as an underwriter or as a financial advisor to the Partnership in connection with the offer and sale of the Units. Except for options granted pursuant to employee benefit plans, qualified stock option plans, or other employee compensation plans in effect as of the date of this Agreement, and except as described in the Registration Statement, the General Disclosure Package, the Prospectus, there are no outstanding options or warrants to purchase any capital stock, limited liability company interests or other equity interests of any of the Partnership Entities.

(jj)    No Registration Rights. Except for the registration rights provided in Section 7.12 of the Partnership Agreement, there are no contracts, agreements or understandings between the Partnership and any person granting such person the right to require the Partnership to file a registration statement under the Act with respect to any securities of the Partnership or to require the Partnership to include such securities with the Units registered pursuant to the Registration Statement.

(kk)    No Unlawful Payments. No Partnership Entity, nor, to the knowledge of the Partnership Entities, any director, officer, agent, employee, representative or affiliate of the Partnership Entities, has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the U.K. Bribery Act of 2010, or any other applicable anti-bribery or anti-corruption law, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or other applicable anti-bribery or anti-corruption law, and the Partnership Entities, and, to the knowledge of the Partnership Entities, the affiliates of the Partnership Entities, have conducted their businesses in compliance with the FCPA and other applicable anti-bribery and anti-corruption laws, and have instituted and maintained, and the Partnership Entities will continue to maintain and enforce, policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith and with the representations and warranties contained herein. “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(ll)    Compliance with Anti-Money Laundering Laws. The operations of the Partnership Entities are conducted and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all appliable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Partnership Entity with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.

(mm)    No Conflicts with Sanctions Laws.

(i)    No Partnership Entity, nor, to the knowledge of the Partnership Entities, any director, officer, agent or employee thereof, or, to the knowledge of the Partnership Parties, any agent, affiliate or representative of any of the Partnership Entities, is an individual or entity (“Person”) that is, or is 50% or more owned or controlled by one or more Persons that are.

(A)    the subject of any sanctions administered or enforced by the U.S. government, including by the U.S. Department of Treasury’s Office of Foreign Assets Control, the U.S. Department of Commerce or the U.S. Department of State (and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(B)    located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the Crimea region of Ukraine, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic) (each, a “Sanctioned Country”).

(ii)    The Partnership will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person or entity:

(A)    to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)    in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)    The Partnership Entities are not now knowingly engaged in, will not engage in, and for the past five years, have not knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or with any Sanctioned Country.

(nn)    Intellectual Property. The Partnership Entities own or possess adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business of the Partnership Entities as described in the Registration Statement, the General Disclosure Package and the Prospectus, except to the extent that the failure to own, possess or have other rights in such Intellectual Property would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. No Partnership Entity has received any notice of infringement or conflict with asserted Intellectual Property of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

(oo)    Data Security. (i) The Partnership Entities have complied and are presently in compliance, in all material respects, with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Partnership Entities of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”); (ii) the Partnership Entities have not received any written notification of or written complaint regarding non-compliance with any Data Security Obligation; and (iii) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the knowledge of the Partnership Parties, threatened alleging non-compliance with any Data Security Obligation.

(pp)    Cybersecurity. The Partnership Entities’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”) are adequate for, and operate and perform as necessary for the operation of the business of the Partnership Entities as currently conducted, except as would not, individually or in the aggregate, have a Material Adverse Change. The Partnership Entities conduct industry-standard scans of their IT Systems to detect and address material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Partnership Entities have implemented and maintained commercially reasonable controls, policies, procedures and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and sensitive data (including all personal, personally identifiable, confidential or regulated data (“Sensitive Data”)) used in connection with their businesses, and to the knowledge of the Partnership Entities, there have been no breaches, violations, incidents, compromises, outages or unauthorized uses of, accesses to or disclosures of same, except as would not, individually or in the aggregate, have a Material Adverse Change, and the Partnership Entities do not have a duty to notify any other person of, nor are there any incidents under internal review or investigation relating to, the same or any event or condition that would reasonably be expected to result in the same, and the Partnership Entities have not had a duty to notify any other person of, nor were there any incidents under internal review or investigation relating to, the same or any event or condition that would have reasonably be expected to result in the same. The Partnership Entities are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations applicable to the privacy and security of its IT Systems and Sensitive Data and to the protection of such IT Systems and Sensitive Data from unauthorized use, access, misappropriation or modification.

(qq)    Compliance with ERISA. Except as will not result, or could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change (i) the Partnership Entities and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder)) established or maintained by the Partnership Entities or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA; (ii) no Partnership Entity nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan”, including any “multiemployer plan” (as defined in Section 4001 of ERISA) or (B) Sections 412, 4971, 4975 or 4980B of the Code; and (iii) each “employee benefit plan” established or maintained by any Partnership Entity or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification. “ERISA Affiliate” means, with respect to any Partnership Entity, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which such Partnership Entity is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by any of the Partnership Entities or any of their ERISA Affiliates.

(rr)    No Labor Disputes. Except as will not result, or could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change, (i) there is (A) no unfair labor practice complaint pending or, to the knowledge of the Partnership Parties, threatened against any Partnership Entity before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending or, to the knowledge of the Partnership Parties, threatened, against any Partnership Entity and (B) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Partnership Parties, threatened against any Partnership Entity and (ii) there has been no violation by the Partnership Entities of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.

(ss)    Taxes. Each of the Partnership Entities has filed, or properly requested extensions of, all federal, state, local and foreign income and franchise tax returns and all other material tax returns required to be filed by such Partnership Entity through the date hereof and has paid all taxes required to be paid by such Partnership Entity and, if due and payable, any related or similar assessment, fine or penalty levied against such Partnership Entity except as may be contested in good faith and by appropriate proceedings. Each of the Partnership Entities has made all charges, accruals or reserves required in accordance with generally accepted accounting principles (“GAAP”) in the applicable financial statements referred to in Section 2(vv) hereof in respect of any federal, state, local or foreign income or franchise taxes or any other material taxes for any period as to which the tax liability of any Partnership Entity has not been finally determined.

(tt)    Regulations T, U and X. Neither the issuance, sale and delivery of the Units nor the application of the proceeds thereof by the Partnership Entities as described in each of the Registration Statement, the General Disclosure Package and the Prospectus will violate Regulations T, U or X of the Board of Governors of the Federal Reserve System.

(uu)    Forward-Looking Statements. No projection or other forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the General Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis after due consideration by the applicable Partnership Entity of the underlying assumptions, estimates and other applicable facts and circumstances or has been disclosed other than in good faith. No such statement was made with the knowledge of an executive officer or director of such Partnership Entity that was false or misleading.

(vv)    Financial Statements. The financial statements included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Act and present fairly the consolidated financial position of the Partnership Entities as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Partnership’s quarterly financial statements. The other financial information included in each of the Registration Statement, the General Disclosure Package and the Prospectus has been derived from the accounting records of the Partnership and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The pro forma financial statements and the related notes thereto included in each of the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, comply as to form in all material respects with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate for presenting the significant effects directly attributable to the transactions and circumstances referred to therein. The statistical, industry-related and market-related data included in each of the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Partnership reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.

(ww)     Independent Accountants. Ernst & Young LLP, who have certified certain financial statements of the Partnership and its subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules, including the pro forma financial statements and financial information of the Acquired Companies, filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Partnership within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(xx)     Independent Accountants. Weaver and Tidwell, L.L.P., who have certified certain financial statements of Red River and furnished its reports with respect to such financial statements and whose reports have been filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to Red River within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(yy)    Independent Accountants. BDO USA, LLP, who have certified certain financial statements of the Acquired Companies and furnished its reports with respect to such financial statements as part of the Registration Statement and included in each of the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Acquired Companies within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(zz)    Internal Control over Financial Reporting. The Partnership Entities maintain a system of “internal control over financing reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, the General Partner’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Partnership Entities maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of each of their financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement is accurate in all material respects. The Partnership Entities internal controls over financial reporting are effective and the Partnership and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting. The Partnership’s independent auditors and board of directors have been advised of: (i) all “material weaknesses” and “significant deficiencies” (each, as defined in Rule 12b-2 of the Exchange Act), if any, in the design or operation of internal controls which could adversely affect the Partnership’s ability to record, process, summarize and report financial data and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Partnership’s internal controls (whether or not remediated); all such material weaknesses and significant deficiencies, if any, have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus in all material respects; and since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(aaa)    Disclosure Controls and Procedures. The Partnership has established and maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15e and 15d-15e under the Exchange Act); and (i) such disclosure controls and procedures are designed to ensure that the material information required to be disclosed by the Partnership in the reports to be filed or submitted under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (ii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rules 13a-15 and 15d-15 of the Exchange Act. Subject to the limitations of any such control system, and as of the Partnership’s most recent fiscal quarter, the Partnership’s auditors and the Audit Committee of the Board of Directors of the General Partner have been advised of any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Partnership’s ability to record, process, summarize and report financial data and since the date of the most recent evaluation of such disclosure controls and procedures, and there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(bbb)    No Stabilization. The Partnership has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(ccc)    Pro Forma Financial Statements. The pro forma financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(ddd)    XBRL. The interactive data in XBRL included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(eee)    Permitted Free Writing Prospectuses. Each Permitted Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement. The foregoing sentence does not apply to statements in or omissions from any Permitted Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by the Manager specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Manager consists of the information described as such in Section 7 hereof.

(fff)    Electronic Transmission. The copies of each Permitted Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been delivered to the Manager in connection with the offering of the Units (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Manager, and any similar terms, include, without limitation, electronic delivery.

(ggg)    No Material Misstatements or Omissions. As of the time of each sale of the Units in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (i) the General Disclosure Package and (ii) any free writing prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(hhh)    Insurance. The Partnership Entities carry or are otherwise entitled to the benefits of insurance relating to their business, with reputable insurers, in such amounts and covering such risks as are generally maintained by companies engaged in the same or similar business, and all such insurance is in full force and effect. None of the Partnership Entities has any reason to believe that any Partnership Entity will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(iii)    No Restrictions on Subsidiaries. No subsidiary of the Partnership or OLLC is currently prohibited or restricted, directly or indirectly, from paying any distributions to the Partnership or OLLC, from making any other distribution on such subsidiary’s capital stock, from repaying to the Partnership or OLLC any loans or advances to such subsidiary from the Partnership or OLLC or from transferring any of such subsidiary’s property or assets to the Partnership, OLLC or any other subsidiary of the Partnership or OLLC, except as described in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(jjj)    Sarbanes-Oxley Act. The Partnership Entities and, to the knowledge of the Partnership Parties, the executive officers and directors of the General Partner, in their capacity as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(kkk)    Governmental Licenses. The Partnership Entities possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate governmental entities under applicable law necessary to conduct the business of the Partnership Entities, except where the failure so to possess would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Partnership Entities are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. None of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any Governmental Licenses that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change.

(lll)    Title to Real and Personal Property. The Partnership Entities have indefeasible title to all real property and good title to all personal property described in the Registration Statement, the General Disclosure Package and the Prospectus as owned in fee by the Partnership Entities, in each case, free and clear of all Liens of any kind except such as (i) are described in the Registration Statement, the General Disclosure Package and the Prospectus, (ii) are created under or permitted by the Credit Agreement, (iii) do not, individually or in the aggregate, materially interfere with the use made and proposed to be made of such property by the Partnership Entities or (iv) would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; and all of the leases and subleases material to the business of the Partnership, and under which any of the Partnership Entities holds properties described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, and none of the Partnership Entities has received any written notice of any material claim that has been asserted by anyone adverse to the rights of the Partnership Entities under any of the leases or subleases mentioned above, or questioning the rights of the Partnership Entities to the continued possession of the leased or subleased premises under any such lease or sublease.

(mmm)    Easements and Rights of Way. The Partnership Entities have such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct their business in the manner described, and subject to the limitations contained, in the Registration Statement, the General Disclosure Package and the Prospectus, except for (i) qualifications, reservations and encumbrances that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change and (ii) such rights-of-way that, if not obtained, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; the Partnership Entities have fulfilled and performed all their material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(nnn)    Other than the compensation pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from any of the Partnership Entities any brokerage or finder’s fee or other fee or commission as a result of any transaction contemplated by this Agreement.

(ooo)    No relationship, direct or indirect, exists between or among any Partnership Party, on the one hand, and the directors, officers, equity holders, customers or suppliers of any Partnership Party, on the other, that is required by the Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents.

Any certificate signed by any officer of the Partnership or any of its subsidiaries and delivered to the Manager or to counsel for the Manager shall be deemed a representation and warranty by the Partnership (and not individually by such officer) to the Manager as to the matters covered thereby.

SECTION 3.    Sale and Delivery of Securities.

(a)    On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell through or to the Manager, as sales agent and/or principal, as and when it provides instructions, in its discretion, for the sale of the Units, and the Manager agrees to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell, as sales agent for the Partnership, the Units on the following terms.

(i)    The Units are to be sold by the Manager on a daily basis or otherwise as shall be mutually agreed upon by the Partnership and the Manager on any trading day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”), on which (A) the Partnership, through any of the individuals listed as authorized representatives of the Partnership on Schedule B hereto, as such Schedule B may be amended from time to time (the “Authorized Partnership Representatives”), has instructed the Manager by telephone (confirmed promptly by electronic mail, with a copy to each of the other Authorized Partnership Representatives at such time) to make such sales and (B) the Partnership has satisfied its obligations under Sections 4, 5 and 6 hereof. On a Trading Day that the Partnership wishes to sell Units, the Partnership may sell Units through the Manager and, if it determines to do so, the Partnership will designate in a notice delivered by electronic mail substantially in the form attached hereto as Exhibit A the maximum amount of Units to be sold by the Manager daily as agreed to by the Manager (in any event not in excess of the amount available for issuance under the Prospectus and the Registration Statement or in an amount in excess of the amount of Units authorized from time to time to be issued and sold under this Agreement or, together with all sales of Units under this Agreement, any minimum price below which sales of Units may not be effected) and any other limitations specified by the Partnership and mutually agreed by the Manager. The Manager through whom sales of the Units are being made pursuant to this Section 3(a) is referred to as the “Selling Manager.” For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or other security holders of the Partnership or the Partnership Parties or to a trustee or other person acquiring Units for the accounts of such persons in which RBC Capital Markets, LLC is acting for the Partnership in a capacity other than as Manager under this Agreement. Subject to the terms and conditions of this Section 3(a), the Manager may sell the Units by any method permitted by law deemed to be an At the Market Offering (as defined below), including, without limitation, sales made by means of ordinary brokers’ transactions, to or through a market maker at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Subject to the terms and conditions of this Section 3(a) and the other terms and conditions specified herein (including, without limitation, the accuracy of the representations and warranties of the Partnership Parties and the performance by the Partnership of its covenants and other obligations, contained herein and the satisfaction of the additional conditions specified in Section 6 hereof), the Manager shall use its commercially reasonable efforts to offer and sell all of the Units designated; provided, however, that the Manager shall have no obligation to offer or sell any Units, and the Partnership acknowledges and agrees that the Manager shall have no such obligation, in the event that an offer or sale of the Units on behalf of the Partnership may in the reasonable judgment of a Manager constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or the Manager reasonably believes that it may be deemed to be an “underwriter” under the Act in a transaction that is other than by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 under the Act (such transactions are hereinafter referred to as “At the Market Offerings”).

(ii)    Notwithstanding the foregoing, the Partnership, through any of the Authorized Partnership Representatives, may instruct the Manager by telephone (confirmed promptly by electronic mail) not to sell the Units if such sales cannot be effected at or above the price designated by the Partnership in any such instruction. In addition, the Partnership or Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Units for a specified period (a “Suspension Period”); provided, however, that such Suspension Period shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice and provided, further, that there shall be no obligations under Sections 4(m), 4(n), 4(o), 4(p) and 4(q) with respect to the delivery of certificates, opinions, or comfort letters to the Manager during a Suspension Period and that such obligations shall recommence on the termination of the Suspension Period.

(iii)    The Manager hereby covenants and agrees not to make any sales of the Units on behalf of the Partnership, pursuant to this Section 3(a), other than (A) by means of At the Market Offerings and (B) such other sales of the Units on behalf of the Partnership in its capacity as agent of the Partnership as shall be mutually agreed upon by the Partnership and the Manager.

(iv)    The compensation to the Manager, as an agent of the Partnership, for sales of the Units shall be at a mutually agreed rate, not to exceed 2.0% of the gross sales price of the Units sold pursuant to this Section 3(a). The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Partnership for such Units (the “Net Proceeds”).

(v)    If acting as sales agent hereunder, the Manager shall provide written confirmation to the Partnership (which may be by electronic mail) as soon as is reasonably practicable following the close of trading on the NYSE each day in which the Units are sold pursuant to this Section 3(a) setting forth (A) the number of Units sold on such day, (B) the Net Proceeds to the Partnership, and (C) the compensation payable by the Partnership to the Manager with respect to such sales.

(vi)    Settlement for sales of the Units pursuant to this Section 3(a) will occur on the third business day that is also a Trading Day on the NYSE following the date on which such sales are made (each such date, a “Settlement Date”). On each Settlement Date, the Units sold through the Manager for settlement on such date shall be issued and delivered by the Partnership to the Manager against payment of the Net Proceeds for the sale of such Units. Settlement for all such Units shall be effected by free delivery of the Units by the Partnership or its transfer agent to the Manager’s account, or to the account of the Manager’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered units in good deliverable form, in return for payments in same day funds delivered to the account designated by the Partnership. If the Partnership, or its transfer agent (if applicable), shall default upon its obligation to deliver the Units on any Settlement Date, in addition to and in no way limiting the rights and obligations set forth in Section 7(a) hereof, the Partnership shall (A) indemnify and hold the Manager harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (B) pay the Manager any commission to which it would otherwise be entitled absent such default. The Authorized Partnership Representatives shall be the contact persons for the Partnership for all matters related to the settlement of the transfer of the Units through DWAC for purposes of this Section 3(a)(vi).

(vii)    At each Representation Date the Partnership Parties shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of the Manager to use its commercially reasonable efforts to sell the Units on behalf of the Partnership shall be subject to the continuing accuracy of the representations and warranties of the Partnership Parties herein, to the performance by the Partnership of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 hereof.

(b)    If the Partnership wishes to issue and sell the Units other than as set forth in Section 3(a) hereof, it will notify the Manager of the proposed terms of such issuance and sale (each, a “Placement”). If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership, wishes to accept amended terms, the Partnership Parties and the Manager will enter into a Terms Agreement setting forth the terms of such Placement. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control.

(c)    Under no circumstances shall the aggregate gross sales proceeds of the Units sold pursuant to this Agreement exceed the lesser of (i) the amount set forth in Section 1 hereof and (ii) the amount available for offer and sale under the Registration Statement, nor shall the aggregate amount of Units sold pursuant to this Agreement exceed the amount of Units authorized to be issued and sold from time to time under this Agreement by the General Partner’s Board of Directors, or a duly authorized committee thereof, and notified to the Manager in writing. The Manager shall have no responsibility for maintaining records with respect to Units available for sale under the Registration Statement or for determining the aggregate gross sales price, number or minimum price of Units duly authorized by the Partnership.

(d)    Each sale of the Units through or to the Manager shall be made in accordance with the terms of this Agreement or, if applicable, a Terms Agreement. The Manager’s commitment, if any, to purchase Units from the Partnership as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Partnership Parties, and performance by the Partnership of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth. At the time of each Terms Agreement, the Manager shall specify the requirements, if any, for the officers’ certificate, opinions and letters of counsel pursuant to Section 4(m) and (n), and comfort letters pursuant to 4(q), hereof.

(e)    Subject to the limitations set forth herein and as may be mutually agreed upon by the Partnership and the Manager, sales effected pursuant to this Agreement may not be requested by the Partnership and need not be made by the Manager (i) during the 14 calendar days prior to the date (each, an “Announcement Date”) on which the Partnership shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”), (ii) at any time from and including an Announcement Date through and including the later to occur of (A) the time that is 24 hours after the time that the Partnership files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, and (B) the applicable Bring-Down Delivery Date of the Partnership referenced in Section 4(q) below, or (iii) during any other period in which the Partnership is, or could be deemed to be, in possession of material non-public information.

(f)    The Partnership acknowledges and agrees that (i) there can be no assurance that the Manager will be successful in selling the Units, (ii) the Manager will not incur liability or obligation to the Partnership or any other person or entity if it does not sell Units for any reason other than a failure by the Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Units in accordance with the terms of this Agreement, and (iii) the Manager shall not be under any obligation to purchase Units on a principal basis pursuant to this Agreement except as otherwise specifically agreed by the Manager and the Partnership Parties pursuant to a Terms Agreement.

SECTION 4.    Covenants of the Partnership Parties. The Partnership Parties agree with the Manager:

(a)    During the period in which a prospectus relating to the Units is required to be delivered under the Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), (i) to notify the Manager promptly of the time when any amendment to the Registration Statement has become effective or any amendment or supplement to the Prospectus has been filed; (ii) to prepare and file with the Commission, promptly upon the Manager’s request, any amendments or supplements to the Registration Statement or the Prospectus that, in the Manager’s reasonable opinion, may be necessary or advisable in connection with the offer of the Units by the Manager; and (iii) to cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Act.

(b)    To promptly advise the Manager, confirming such advice in writing (which may be made by electronic mail), of any request by the Commission for amendments or supplements to the Registration Statement, the Base Prospectus or the

Prospectus or for additional information with respect thereto, or of notice of examination, institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its commercially reasonable efforts to obtain the lifting or removal of such order as soon as possible; to promptly advise the Manager of any proposal to amend or supplement the Registration Statement, the Base Prospectus or the Prospectus, and to provide the Manager and counsel for the Manager copies of any such documents (excluding any documents incorporated or deemed incorporated therein by reference) for review and comment in a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement (other than any prospectus supplement relating to the offering of other securities (including, without limitation, Common Units)) to which the Manager shall have objected in writing.

(c)    To make available to the Manager, as soon as practicable after the date of this Agreement, and thereafter from time to time to furnish to the Manager, as many copies of the Prospectus (or of the Prospectus as amended or supplemented at such time if the Partnership shall have made any amendments or supplements thereto) as the Manager may reasonably request; in case the Manager is required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Units, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Partnership will prepare, at its expense, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to ensure compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.

(d)    Subject to Section 4(b) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Partnership with the Commission in order to comply with the Exchange Act for so long as a prospectus relating to the Units is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units and to provide the Manager with a copy of such reports and statements and other documents to be filed by the Partnership pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing.

(e)    To promptly notify the Manager of the happening of any event that could require the making of any change in the Prospectus as then amended or supplemented so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during any period during which a prospectus is required to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, to prepare and furnish, at the Partnership’s expense, to the Manager promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change in such quantities as the Manager may reasonably request.

(f)    To furnish such information as may be required and otherwise cooperate in qualifying the Units for offer and sale under the securities laws of such jurisdictions as the Manager may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Units; provided, however, that the Partnership shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Units); and to promptly advise the Manager of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for offer or sale in any jurisdiction or the initiation or threatening in writing of any proceeding for such purpose.

(g)    To make generally available to its security holders, and to deliver to the Manager, an earnings statement of the Partnership (which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission thereunder) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than sixteen months after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the Act).

(h)    To apply the net proceeds from the sale of the Units pursuant to this Agreement and any Terms Agreement in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement.

(i)    At any time that the Partnership has instructed the Manager to sell Units pursuant to Section 3(a)(i) hereof but such instructions have not been fulfilled, settled or cancelled, not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Units or securities convertible into or exchangeable or exercisable for Common Units or warrants or other rights to purchase Common Units or any other securities of the Partnership that are substantially similar to the Common Units or permit the registration under the Act of any Common Units, in each case without giving the Manager at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale. Notwithstanding the foregoing, the Partnership may (i) register the offer and sale of the Units through the Manager pursuant to this Agreement or any Terms Agreement; (ii) issue Common Units pursuant to employee benefit plans, qualified unit option plans or other employee compensation plans existing on the date hereof; or (iii) issue Common Units in connection with any acquisition, provided, that in connection with such issuance, the seller(s) agrees in writing to be bound by the provisions of this Section 4(i). In the event that notice of a proposed sale is provided by the Partnership pursuant to this Section 4(i), the Manager may suspend activity under this program for such period of time as may be requested by the Partnership or as may be deemed appropriate by the Manager. The Partnership Parties agree that any offer to sell, any solicitation of an offer to buy, or any sale of Units under this Agreement shall be effected by or through the Manager or sales agent on any single given day.

(j)    The Partnership Parties will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute under the Exchange Act or otherwise, the stabilization or manipulation of the price of Common Units to facilitate the sale or resale of the Units.

(k)    To use its commercially reasonable efforts to cause the Common Units to maintain its listing on the NYSE.

(l)    To advise the Manager promptly after it shall have received notice or obtained knowledge, of any information or fact that would materially alter or affect any opinion, certificate, letter or other document provided to the Manager pursuant to Section 6 hereof.

(m)    Upon commencement of the offering of the Units under this Agreement (and upon recommencement of the offering of the Units under this Agreement following a Suspension Period) and promptly after each date that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than pursuant to clause (ii) below and other than by a prospectus supplement filed pursuant to Rule 424(b) under the Act relating solely to the offering of securities other than the Units), or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (the date of commencement of the offering of the Units under this Agreement and each date referred to in clauses (i) and (ii) above, are collectively referred to as a “Bring-Down Delivery Date”), to furnish or cause to be furnished to the Manager forthwith a certificate dated and delivered on the Bring-Down Delivery Date, in form satisfactory to the Manager, to the effect that the statements contained in the certificate referred to in Section 6(g) of this Agreement which was last furnished to the Manager are true and correct as of such Bring-Down Delivery Date, as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(g), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate; provided that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date under clause (ii) above unless either (A)(x) such Current Report on Form 8-K is filed at any time during which either a prospectus relating to the Units is required to be delivered under the Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) or such Current Report on Form 8-K is filed at any time from and including the date of a Terms Agreement through and including the relevant Settlement Date and (y) the Manager has reasonably requested that such date be deemed to be a Bring-Down Delivery Date based upon the event or events reported in such Current Report on Form 8-K or (B) such Current Report on Form 8-K contains capsule financial information, historical or pro forma financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K or part thereof under Item 2.02 of Regulation S-K of the Commission that is considered

“filed” under the Exchange Act; and provided, further, that the obligation of the Partnership Parties under this paragraph (m) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(n)    To furnish or cause to be furnished forthwith to the Manager (i) at or promptly after each Bring-Down Delivery Date (and upon recommencement of the offering of the Units under this Agreement following a Suspension Period), a written opinion and negative assurance letter of Kirkland & Ellis, LLP, counsel to the Partnership (“Partnership Counsel”), or other counsel satisfactory to the Manager, dated and delivered as of such Bring-Down Delivery Date, in form and substance satisfactory to the Manager, of the same tenor as the opinion referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion and (ii) at or promptly after each Bring-Down Delivery Date (and upon recommencement of the offering of the Units under this Agreement following a Suspension Period), a written opinion of the General Counsel of the General Partner (“General Counsel”), dated and delivered as of such Bring-Down Delivery Date, in form and substance satisfactory to the Manager, of the same tenor as the opinion referred to in Section 6(d) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; provided, however, that in lieu of such opinions for subsequent Bring-Down Delivery Dates, Partnership Counsel and General Counsel may furnish the Manager with a letter to the effect that the Manager may rely on a prior opinion delivered under this Section 4(n) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Bring-Down Delivery Date); provided further that the obligation of the Partnership Parties under this paragraph (n) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(o)    At or promptly after each Bring-Down Delivery Date (and upon recommencement of the offering of the Units under this Agreement following a Suspension Period), Vinson & Elkins, L.L.P., counsel to the Manager, shall deliver a written opinion and negative assurance letter, dated and delivered as of such Bring-Down Delivery Date, in form and substance satisfactory to the Manager; provided that the obligation under this paragraph (o) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(p)    To furnish or cause to be furnished to the Manager (i) at or promptly after each Bring-Down Delivery Date (and upon recommencement of the offering of the Units under this Agreement following a Suspension Period), a certificate of the Secretary of the Partnership and General Partner, dated and delivered as of such Bring-Down Delivery Date, in form and substance satisfactory to the Manager, of the same tenor as the certificate referred to in Section 6(h) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(q)    Upon commencement of the offering of the Units under this Agreement (and upon recommencement of the offering of the Units under this Agreement following a Suspension Period), and or promptly after each date that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional or amended financial information, (ii) the Partnership shall file an annual report on Form 10-K or a quarterly report on Form 10-Q, (iii) there is filed with the Commission any document (other than an annual report on Form 10-K or a quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains financial information, and (iv) at the request of the Manager, to cause the accountants, or other independent accountants satisfactory to the Manager, forthwith to furnish to the Manager a letter (“Comfort Letter”), dated the date of the commencement of the offering, the date of effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the letter referred to in Section 6(e) of this Agreement, but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter; provided that the obligation of the Partnership Parties under this paragraph (q) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(r)    That the Partnership acknowledges that the Manager may trade in Common Units for the Manager’s own account and for the account of its clients at the same time as sales of the Units occur pursuant to this Agreement; provided, that such activity of the Manager is conducted in compliance with Regulation M under the Exchange Act.

(s)    If, to the knowledge of the Partnership, any condition set forth in Section 6(a) or Section 6(j) hereof shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase the Units from the Partnership as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Units.

(t)    To disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of the Units sold through or to the Manager under this Agreement, the Net Proceeds to the Partnership and the compensation paid to the Manager by the Partnership with respect to sales of the Units pursuant to this Agreement during the period covered by the report.

(u)    At each Bring-Down Delivery Date, to conduct a due diligence session, in form and substance, satisfactory to the Manager, which shall include representatives of the management and the accountants of the Partnership.

(v)    To ensure that prior to instructing the Manager to sell Units, the Partnership shall have obtained all necessary limited partnership or limited liability company authority, as the case may be, for the offer and sale of such Units.

(w)    If, immediately prior to the third anniversary of the effectiveness of the Registration Statement, any of the Units remain unsold hereunder, the Partnership will, prior to such third anniversary, file a new prospectus supplement (the “New Prospectus Supplement”) relating to the Units to its subsequent registration statement on Form S-3 (the “Subsequent Registration Statement”), and will take all other reasonable actions necessary or appropriate to permit the offering and sale of the Units to continue as contemplated in the expired registration statement relating to such Units and this Agreement. Upon filing of the New Prospectus Supplement, except where the context otherwise requires, references herein to the “Registration Statement” shall be deemed to refer to the Subsequent Registration Statement, and references herein to the “Prospectus Supplement” shall be deemed to refer to the New Prospectus Supplement.

SECTION 5.    Payment of Expenses. Except as otherwise agreed in writing among the Partnership and the Manager, the Partnership Parties agree with the Manager, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, to pay all of the Partnership’s expenses incident to the performance of its obligations hereunder, including, but not limited to, such costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each such document to the Manager (including costs of mailing and shipment), (ii) the registration, preparation, printing, authentication, issuance, sale and delivery of the Units, including any stock, stamp or transfer taxes in connection with the original issuance and sale of the Units, (iii) the producing, word processing and/or printing of this Agreement, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each such document to the Manager (including costs of mailing and shipment), (iv) the qualification of the Units for offering and sale under state laws and the determination of their eligibility for investment under state or foreign law as aforesaid and the printing and furnishing of copies of any Blue Sky surveys to the Manager, (v) the listing of the Units on the NYSE, (vi) any filing for review of the public offering of the Units by FINRA, including the reasonable legal fees and disbursements of counsel for the Manager relating to FINRA matters and (vii) the reasonable fees and disbursements of the Partnership’s counsel and of the Partnership’s accountants. The Manager will pay all of its out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement, including, without limitation, travel, reproduction, printing and similar expenses; provided, however, that the Partnership will reimburse all reasonable and documented fees, costs and expenses of one external counsel to the Manager in an aggregate amount not to exceed $250,000 through the date hereof and thereafter not to exceed $15,000 per subsequent Representation Date.

SECTION 6.    Conditions of the Manager’s Obligations. The obligations of the Manager hereunder are subject to (i) the accuracy of the representations and warranties of the Partnership Parties as of each Representation Date, (ii) the performance by the Partnership Parties of its obligations hereunder and (iii) to the following additional conditions precedent:

(a)    (i) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d)

or 8(e) of the Act, and no order directed at or in relation to any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus has been issued by the Commission, and no suspension of the qualification of the Units for offer or sale in any jurisdiction, or to the knowledge of the Partnership or the Manager of the initiation or threatening in writing of any proceedings for any of such purposes, has occurred; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Base Prospectus or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (iv) no Prospectus and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b)    Subsequent to the respective dates as of which information is given in the Registration Statement, the Base Prospectus and the Prospectus, there shall not have been any Material Adverse Change, in the judgment of the Manager.

(c)    On every date specified in Section 4(n) hereof, the Manager shall have received an opinion and negative assurance letter of Partnership Counsel, in form satisfactory to the Manager, with respect to the matters set forth in Exhibit B hereto, dated as of such date.

(d)    On every date specified in Section 4(n) hereof, the Manager shall have received an opinion of the General Counsel, in form satisfactory to the Manager, with respect to the matters set forth in Exhibit C hereto, dated as of such date.

(e)    On every date specified in Section 4(q) hereof, the Manager shall have received from each of (i) Ernst & Young LLP, (ii) Weaver and Tidwell LLP and (iii) BDO USA, LLP, if and for so long as applicable, in form and substance satisfactory to the Manager, a Comfort Letter, dated as of such date.

(i)    The Partnership shall cause Ernst & Young LLP to furnish the Manager a letter or letters (the “E&Y Comfort Letters”), dated the date the E&Y Comfort Letter is delivered, in form and substance satisfactory to the Manager, (i) confirming that they are an independent registered public accounting firm within the meaning of the Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information, including the pro forma financial statements and financial information of the Acquired Companies, contained in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus, and any amendments or supplements thereto (the first such letter, the “E&Y Initial Comfort Letter”) and (iii) updating the E&Y Initial Comfort Letter with any information that would have been included in the E&Y Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(ii)    The Partnership shall cause Weaver and Tidwell LLP to furnish the Manager a letter or letters (the “Weaver Comfort Letters”), dated the date the Weaver Comfort Letter is delivered, in form and substance satisfactory to the Manager, (i) confirming that they are an independent registered public accounting firm within the meaning of the Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus, and any amendments or supplements thereto (the first such letter, the “Weaver Initial Comfort Letter”) and (iii) updating the Weaver Initial Comfort Letter with any information that would have been included in the Weaver Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(iii)    Until the Acquired Companies have been included in the Partnership’s audited financial statements for a complete fiscal year, the Partnership shall cause BDO USA, LLP to furnish the Manager a letter or letters (the “BDO Comfort Letters”), dated the date the BDO Comfort Letter is delivered, in form and substance satisfactory to the Manager, (i) confirming that they are an independent registered public accounting firm within the meaning of the Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of 3 Bear contained in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus, and any amendments or supplements thereto (the first such letter, the “BDO Initial Comfort Letter”) and (iii) updating the BDO Initial Comfort Letter with any information that would have been included in the BDO Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(f)    On every date specified in Section 4(m) hereof, the Manager shall have received a certificate to the effect that (i) the representations and warranties of the Partnership Parties as set forth in this Agreement are true and correct as of the Bring-Down Delivery Date, (ii) the Partnership Parties have performed their obligations under this Agreement that they are required to perform on or prior to such Bring-Down Delivery Date, and (iii) the conditions set forth in paragraphs (a) and (b) of Section 6 hereof have been met. The certificate shall also state that the Units have been duly and validly authorized by the Partnership Parties, that all limited partnership and limited liability company action, as the case may be, required to be taken for the issuance and sale of the

Units has been validly and sufficiently taken, and that the General Partner’s Board of Directors or any other body with authority has not revoked, rescinded or otherwise modified or withdrawn such authorization or limited partnership and limited liability company action.

(g)    On every date specified in Section 4(o) hereof, the Manager shall have received an opinion and negative assurance letter of Vinson & Elkins L.L.P., counsel to the Manager, in form and substance satisfactory to the Manager, dated as of such date.

(h)    On every date specified in Section 4(p) hereof, the Manager shall have received a certificate of the Secretary of the Partnership and General Partner, in form and substance satisfactory to the Manager, dated as of such date.

(i)     All filings with the Commission required by Rule 424 under the Act to have been filed by any Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424.

(j)    The Units shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Settlement Date.

(k)    If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Manager and counsel for the Manager, this Agreement, as it relates to the Manager, and all obligations of the Manager hereunder may be canceled at, or at any time prior to, any Settlement Date by the Manager.

SECTION 7.    Indemnification and Contribution.

(a)    The Partnership Parties, jointly and severally, agree to indemnify, defend and hold harmless the Manager, its partners, employees, agents, members, directors and officers, any person who controls the Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and any “affiliate” (within the meaning of Rule 405 under the Act) of the Manager that has, or is alleged to have, participated in the distribution of Units, and the successors and assigns of all the foregoing persons, from and against any loss, damage, expense, liability or claim (including, without limitation, the reasonable cost of investigation and any legal fees and other expenses reasonably incurred in connection with any suit, action, investigation or proceeding or any claim asserted), joint or several, which the Manager or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of the Manager to the Partnership expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include the Base Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any “issuer information” (as defined in Rule 433 under the Act) of the Partnership, in any road show as defined under Rule 433(h) under the Act (a “road show”) or in any Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of the Manager to the Partnership expressly for use in, such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

If any action, suit or proceeding (together, a “Proceeding”) is brought against the Manager or any such person in respect of which indemnity may be sought against the Partnership Parties pursuant to the foregoing paragraph, the Manager or such person shall promptly notify the indemnifying party in writing of the institution of such Proceeding and the Partnership Parties shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Partnership Parties shall not relieve the Partnership Parties from any liability which the Partnership Parties may have to the Manager or any such person or otherwise except to the extent the Partnership was materially prejudiced by such omission. The Manager or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Manager or of such person unless the employment of such counsel shall have been authorized in writing by the Partnership Parties in connection with the defense of such Proceeding or the Partnership Parties shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Partnership Parties (in which case the Partnership Parties shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Partnership Parties, and paid as incurred (it being understood, however, that the Partnership Parties shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Partnership Parties shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with the written consent of the Partnership Parties, the Partnership Parties agree to indemnify and hold harmless the relevant Manager and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the Partnership to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the Partnership Parties agree that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by the Partnership Parties of the aforesaid request, (ii) the Partnership Parties shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. The Partnership Parties shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or may be a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b)    The Manager agrees to indemnify and hold harmless each of the Partnership Parties, their respective partners, employees, agents, members, directors and each officer that signed the Registration Statement, each person, if any, who controls any Partnership Party within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including, without limitation, the reasonable cost of investigation and any legal fees and other expenses reasonably incurred in connection with any suit, action, investigation or proceeding or any claim asserted), joint or several, which the Partnership or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact made in reliance upon and in conformity with any information relating to the Manager furnished in writing by or on behalf of the Manager to the Partnership or General Partner expressly for use with reference to the Manager in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact made in reliance upon and in conformity with any information relating to the Manager furnished in writing by or on behalf of the Manager to the Partnership or General Partner expressly for use with reference to the Manager in the Prospectus, in any road show or in any Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact therein in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

If any Proceeding is brought against any of the Partnership Parties or any such person in respect of which indemnity may be sought against the Manager pursuant to the foregoing paragraph, such Partnership Party or such person shall promptly notify the Manager in writing of the institution of such Proceeding and the Manager shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Manager shall not relieve the Manager from any liability which the Manager may have to the Partnership Party or any such person or otherwise. The Partnership Party or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Partnership Party or such person unless the employment of such counsel shall have been authorized in writing by the relevant Manager in connection with the defense of such Proceeding or the Manager shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to the Manager (in which case the Manager shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Manager may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Manager), in any of which events such fees and expenses shall be borne by the Manager and paid as incurred (it being understood, however, that the Manager shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The relevant Manager shall not be liable for any settlement of any such Proceeding effected without the written consent of the Manager but, if settled with the written consent of the Manager or if there be a final judgment for the plaintiff, the Manager agrees to indemnify and hold harmless the Partnership Parties and any such person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the relevant Manager to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the Manager agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by the Manager of the aforesaid request, (ii) the Manager shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the Manager at least 30 days’ prior notice of its intention to settle. The relevant Manager shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(c)    If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) and (b) of this Section 7 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties, on the one hand, and the relevant Manager, on the other hand, from the offering of the Units or (ii) if the allocation provided by clause (c) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (c) above but also the relative fault of the Partnership Parties, on the one hand, and of the Manager, on the other, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties, on the one hand, and the relevant Manager, on the other, shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of commissions paid hereunder but before deducting expenses) received by the Partnership Parties, and the total commissions received by the Manager hereunder, bear to the aggregate public offering price of the Units. The relative fault of the Partnership Parties, on the one hand, and of the relevant Manager, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Partnership Parties or by the Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this paragraph (c) shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d)    The Partnership Parties and the Manager agree that it would not be just and equitable if contributions pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in paragraph (c) above. Notwithstanding the provisions of this Section 7, no Manager shall be required to contribute any amount in excess of commissions received by it under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)    The Partnership Parties and the Manager agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Partnership Parties, against any of the Partnership Parties’ officers or directors in connection with the issuance and sale of the Units, or in connection with the Registration Statement, the Base Prospectus or the Prospectus.

SECTION 8.    Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 7 hereof and the covenants, warranties and representations of the Partnership Parties contained in this Agreement or in certificates delivered pursuant hereto shall remain in full force and effect regardless of any investigation made by or on behalf of the Manager, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls the Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Partnership Parties, their directors or officers or any person who controls the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Units.

SECTION 9.    Termination.

(a)    The Partnership shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale, through the Manager for the Partnership, the obligations of the Partnership, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (ii) the provisions of Sections 5, 7, 8, 10, 11, 12, 17 and 19 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)    The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 8, 10, 11, 12, 17 and 19 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)    This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that the provisions of Sections 5, 7 and 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d)    Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Partnership, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Units, then such sale shall settle in accordance with the provisions of Section 3(a)(vi) of this Agreement.

(e)    Unless earlier terminated pursuant to this Section 9, this Agreement shall automatically terminate upon the issuance and sale of all of the Units through the Manager on the terms and subject to the conditions set forth herein, except that Sections 5, 7, 8, 10, 11, 12, 17 and 19 shall remain in full force and effect.

SECTION 10.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Manager shall be directed to RBC as follows:

RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, New York 10281

Attention: Equity Syndicate Desk

with a copy to (which shall not constitute notice):

Vinson & Elkins L.L.P.

845 Texas Avenue, Suite 4700

Houston, Texas 77002

Attention: Gillian A. Hobson

Notices to the Partnership Parties shall be directed to the General Partner as follows:

Delek Logistics GP, LLC

7102 Commerce Way

Brentwood, Tennessee 37027

Attention: Chief Financial Officer

Email: reuven.spiegel@delekus.com

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Attention: Sean Wheeler & Michael W. Rigdon

SECTION 11.    Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Partnership and the Manager and, to the extent provided in Section 7 hereof, the controlling persons, directors, officers, affiliates and agents referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, through or from the Manager) shall acquire or have any right under or by virtue of this Agreement.

SECTION 12.     No Fiduciary Relationship. The Partnership Parties hereby acknowledge that the Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Units. The Partnership Parties further acknowledge that the Manager is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and, in no event, do the parties intend that the Manager act or be responsible as a fiduciary to the Partnership Parties, the management, unitholders or creditors or any other person in connection with any activity that the Manager may undertake or have undertaken in furtherance of the purchase and sale of the Partnership’s securities, either before or after the date hereof. The Manager hereby expressly disclaims any fiduciary or similar obligations to the Partnership Parties, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Partnership Parties hereby confirm their understanding and agreement to that effect. The Partnership Parties and the Manager agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Manager to the Partnership Parties regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Partnership’s securities, do not constitute advice or recommendations to the Partnership Parties. The Partnership Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Partnership Parties may have against the Manager with respect to any breach or alleged breach of any fiduciary or similar duty to the Partnership Parties in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

SECTION 13.    Press Releases and Disclosure. The Partnership may issue a press release in compliance with Rule 134 under the Act describing the material terms of the transactions contemplated hereby as soon as practicable following the date hereof and may file with the Commission a Current Report on Form 8-K describing the material terms of the transaction contemplated hereby, and the Partnership shall consult with the Manager prior to making such disclosures, and the parties shall use commercially reasonable efforts, acting in good faith, to agree upon the text of such disclosure that is reasonably satisfactory to all parties. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or Commission or NYSE rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use commercially reasonable efforts, acting in good faith, to agree upon the text of such disclosure that is reasonably satisfactory to all parties.

SECTION 14.     Adjustments for Stock Splits. The parties acknowledge and agree that all unit related numbers contained in this Agreement shall be adjusted to take into account any stock split effected with respect to the Units.

SECTION 15.    Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

SECTION 16.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original with the same effect as if the signatures thereto and hereto were upon the same instrument, but all such counterparts shall together constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by email, facsimile or other electronic transmission (e.g., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature, physical delivery thereof and the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

SECTION 17.    Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 18.     Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 19.    Submission to Jurisdiction. Except as set forth below, no claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Partnership Parties consent to the jurisdiction of such courts and personal service with respect thereto. The Partnership Parties hereby consent to personal jurisdiction, service and venue in any court in which any claim arising out of or in any way relating to this Agreement is brought by any third party against the Manager or any indemnified party. Each of the Manager and the Partnership Parties (on its behalf and, to the extent permitted by applicable law, on behalf of its unitholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Partnership Parties agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Partnership Parties and may be enforced in any other courts to the jurisdiction of which the Partnership Parties are or may be subject, by suit upon such judgment.

SECTION 20.     Successors and Assigns. This Agreement shall be binding upon the Partnership Parties and the Manager and their respective successors and assigns and any successor or assign of any substantial portion of the Partnership Parties’ and the Manager’s respective businesses and/or assets.

SECTION 21.    Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that the Manager is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that the Manager is a Covered Entity or a BHC Act Affiliate of the Manager becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)    For purposes of this Section 21:

(i)    “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii)    “Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)    “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)    “U.S. Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 22.    Miscellaneous. Securities sold, offered or recommended by the Manager are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency. Lending affiliates of the Manager have or may in the future have lending relationships with issuers of securities underwritten or privately placed by the Manager. Prospectuses and other disclosure documents for securities underwritten or privately placed by the Manager may disclose the existence of any such lending relationships and whether the proceeds of the issue may be used to repay debts owed to affiliates of the Manager.

(Signature Pages Follow)

If the foregoing correctly sets forth the understanding between the Partnership Parties and the Manager, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Partnership Parties and the Manager. Alternatively, the execution of this Agreement by the Partnership Parties and its acceptance by or on behalf of the Manager may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,

PARTNERSHIP PARTIES:

DELEK LOGISTICS PARTNERS, LP
By: Delek Logistics GP, LLC, the general partner

By:	/s/ Reuven Spiegel
Name: Reuven Spiegel
Title: Executive Vice President and Chief Financial Officer

By:	/s/ Sarah Croasdale
Name: Sarah Croasdale
Title: Vice President and Treasurer

DELEK LOGISTICS GP, LLC

By:	/s/ Reuven Spiegel
Name: Reuven Spiegel
Title: Executive Vice President and Chief Financial Officer

By:	/s/ Sarah Croasdale
Name: Sarah Croasdale
Title: Vice President and Treasurer

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written.

RBC CAPITAL MARKETS, LLC

By:	/s/ Michael Ventura
Name: Michael Ventura
Title: Managing Director

Signature Page to Equity Distribution Agreement

SCHEDULE A

PERMITTED FREE WRITING PROSPECTUS

None.

SCHEDULE B

AUTHORIZED PARTNERSHIP REPRESENTATIVES

Avigal Soreq

Reuven Spiegel

Denise McWatters

SCHEDULE C

JURISDICTIONS

Entity	Jurisdiction of Organization	Foreign Qualifications
Delek Logistics GP, LLC	Delaware	None
Delek Logistics Partners, LP	Delaware	None

EXHIBIT A

From:	[ ]

Cc:	[ ]

To:	[ ]

Subject: At-the-Market Offering

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement between Delek Logistics Partners, LP, a Delaware limited partnership (the “Partnership”) and RBC Capital Markets, LLC (the “Manager”) dated November [●], 2022 (the “Agreement”), I hereby request on behalf of the Partnership that [●] sell up to [●] common units representing limited partnership interests in the Partnership (the “Units”) at a minimum market price of $[●] per Unit between [●], 20[●] and [●], 20[●]. [There shall be no limitation on the number of Units that may be sold on any one (1) day.][No more than [●] Units may be sold on any one (1) day.]

[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES THE UNITS MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY THE MANAGER, AND/OR THE CAPACITY IN THE MANAGER MAY ACT IN SELLING UNITS (AS PRINCIPAL, AGENT OR BOTH)]

Very truly yours,

By:
Name:	[________________]
Title:	[________________]

EXHIBIT B

FORM OF OPINION OF PARTNERSHIP COUNSEL

To be provided based on agreed precedent.

EXHIBIT C

FORM OF OPINION OF THE GENERAL COUNSEL

Legal Proceedings. To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus but are not so described as required by the Securities Act.